                                                                   Exhibit 16(c)

          SCHEDULE FOR COMPUTATION OF TOTAL RETURN PERFORMANCE QUOTATIONS
                                  IBM MUTUAL FUNDS
                              IBM MUNICIPAL BOND FUND

Average Annual Total Return For The Period April 15, 1993 Through September 30, 1993.

P(1+T)^N = ERV

Where:
P = initial investment
T = average annual total return
N = number of years
ERV = ending redeemable value at the end of the period

LIFE OF FUND EXAMPLE:*
P =    $1,000.00
T =         6.83%   (Cumulative)
N =           1*
ERV =  $1,068.32

P =    $1,000.00
T =        15.34%   (Annualized)
N =           1*
ERV =  $1,153.40

ONE YEAR EXAMPLE:*
P =
T =
N =
ERV =

FIVE YEAR EXAMPLE:*
P =
T =
N =
ERV =

TEN YEAR EXAMPLE:*
P =
T =
N =
ERV =

*  Inception date April 15, 1993